As filed with the Securities and Exchange Commission on September 21, 2011
Registration No.  333 - 176597

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

POST EFFECTIVE AMENDMENT NO. 1
 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

DYNAMICS RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)
Massachusetts (State or other jurisdiction of incorporation or organization)	04-2211809 (I.R.S. Employer Identification No.)
Two Tech Drive, Andover, Massachusetts (Address of principal executive offices)	01810-2434 (Zip Code)

2011 Employee Stock Purchase Plan
 (Full title of the plans)

Richard A. Covel, Esq.
Vice President and General Counsel
Dynamics Research Corporation
Two Tech Drive, Andover, Massachusetts 01810-2434
(Name and address of agent for service)
Telephone No.: (978) 475-9090 / Facsimile No.:  (978) 474-9204
(Telephone number, including area code, of agent for service)
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-176597) of Dynamics Research Corporation (the “Company”) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely in order to file Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Andover, Commonwealth of Massachusetts on September 21, 2011.

DYNAMICS RESEARCH CORPORATION

/s/ David Keleher

David Keleher
Senior Vice President and Chief Financial Officer

*	President, Chairman and Chief Executive Officer (Principal Executive Officer)	September 21, 2011
James P. Regan

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 21, 2011
David Keleher

*	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	September 21, 2011
Shaun McCarthy

*	Director	September 21, 2011
John S. Anderegg, Jr.

*	Director	September 21, 2011
Francis J. Aguilar

*	Director	September 21, 2011
Gen. George T. Babbitt, Jr.

*	Director	September 21, 2011
Lt. Gen. Charles P. McCausland

*	Director	September 21, 2011
Nickolas Stavropoulos

*	Director	September 21, 2011
Richard G. Tennant

*	Director	September 21, 2011
W. Scott Thompson

*	/s/ Richard A. Covel	Attorney-in-fact	September 21, 2011
Richard A. Covel

EXHIBIT INDEX

Exhibit No.	Description	Location

4.1	Specimen Common Stock certificate	Incorporated by reference to Exhibit 4(c) of the registrant’s Form S-8 filed April 27, 2001 (File No. 333-59706).

4.2	Rights Agreement, dated as of July 23, 2008 between Dynamics Research Corporation and American Stock Transfer & Trust Company, as Rights Agent.	Incorporated by reference to Exhibit 4.2 of the registrant’s Form 8-K filed July 25, 2008.

5.1	Opinion of Richard A. Covel, Esq., General Counsel of the Registrant	Incorporated by reference to Exhibit 5.1 of the registrant's Form S-8 filed August 31, 2011 (File No. 333-176597).

10.1	2011 Employee Stock Purchase Plan	Filed herewith.

23.1	Consent of Grant Thornton LLP	Incorporated by reference to Exhibit 23.1 of the registrant's Form S-8 filed August 31, 2011 (File No. 333-176597).

23.2	Consent of Richard A. Covel, Esq.	Contained in opinion filed as Exhibit 5.1 of the registrant's Form S-8 filed August 31, 2011 (File No. 333-176597).

24	Power of Attorney	Included on the signature page of the registrant's Form S-8 filed August 31, 2011 (File No. 333-176597).